                                                                    EXHIBIT 99.1


             FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

Index to Financial Statements and Financial Statement Schedules

FINANCIAL STATEMENTS:

         Report of Independent Accountants                                                    2
         Report of Previous Independent Accountants                                           3
         Report of Management                                                                 4
         Consolidated Balance Sheet as of March 31, 1996 and 1997                             5
         Consolidated Statement of Operations for the years ended March 31,
              1995, 1996 and 1997                                                             6
         Consolidated Statement of Changes in Shareholders' Equity for the years
              ended March 31, 1995, 1996 and 1997                                             7
         Consolidated Statement of Cash Flows for the years ended March 31,
              1995, 1996 and 1997                                                             8
         Notes to Consolidated Financial Statements                                           9-18

FINANCIAL STATEMENT SCHEDULE:

         Schedule II - Valuation and Qualifying Accounts                                     19

All other financial statement schedules have been omitted since they are either not required, not applicable or the information is otherwise included in the consolidated financial statements or notes thereto.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Silicon Valley Research, Inc.

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Silicon Valley Research, Inc. and its subsidiaries at March 31, 1996 and March 31, 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant recent losses from operations and may need to obtain additional financing to meet its business plans for fiscal 1998 and beyond that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Price Waterhouse LLP

San Jose, California
May 27, 1997, except for the second paragraph of Note 1
and the third paragraph of Note 6 which are as of September 17, 1997

REPORT OF PREVIOUS INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Silicon Valley Research, Inc.

We have audited the consolidated statements of operations, shareholder's equity and cash flows of Silicon Valley Research, Inc. for the year ended March 31, 1995 and financial statement schedule for the year ended March 31, 1995 listed on the index of the Exhibit to the Form 8-K. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated results of the operations and the cash flows of Silicon Valley Research, Inc. for the year ended March 31, 1995 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

As discussed in Note 6 to the consolidated financial statements, the Company is a defendant in a lawsuit alleging unfair competition and breach of contract and seeking attorneys' fees, punitive damages, and enforcement of the contract. The ultimate outcome of the litigation cannot presently be determined. Accordingly, no provision for any liability that may result upon adjudication has been made in the accompanying consolidated financial statements.


/s/   Coopers & Lybrand L.L.P.


San Jose, California
May 23, 1995

REPORT OF MANAGEMENT

To Our Shareholders:

The consolidated financial statements have been prepared by the Company, and we are responsible for their content. They are prepared in conformity with generally accepted accounting principles, and in this regard we have undertaken to make informed judgments and estimates, where necessary, of the expected effects of events and transactions. The other financial information in this annual report on Form 10-K is consistent with that in the consolidated financial statements.

The Company maintains and depends upon a system of internal accounting controls designed to provide reasonable assurance that our assets are safeguarded, that transactions are executed in accordance with management's intent and the law, and that the accounting records fairly and accurately reflect the transactions of the Company.

The Company engaged Price Waterhouse LLP as independent accountants to provide an objective, independent audit of our consolidated financial statements.

The Board of Directors oversees the Company's consolidated financial statements through its Audit Committee, which is composed of members of the Board of Directors. The Committee meets whenever necessary to monitor and review, with management and the independent accountants, the Company's consolidated financial statements and accounting controls. The independent accountants have access to the Audit Committee, without management present, to discuss internal accounting controls, auditing, and financial reporting matters.






Robert R. Anderson                          Laurence G. Colegate, Jr.
Chairman of the Board                       Senior Vice President,
and Chief Executive Officer                 Finance and Administration




San Jose, California
June 18, 1997

                          SILICON VALLEY RESEARCH, INC.
                           CONSOLIDATED BALANCE SHEET

March 31,                                            1996          1997
(in thousands)                                     --------      --------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                          $ 10,238      $  2,064
Accounts receivable, net of allowances of
         $25 in 1996 and $150 in 1997                 4,650         1,129
Prepaid expenses and other current assets               286           453
                                                   --------      --------
                                                     15,174         3,646

Fixed assets, net                                       537           879

Other assets, net                                     1,381         3,952
                                                   --------      --------
                                                   $ 17,092      $  8,477
                                                   ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                                   $    321      $    515
Accrued expenses                                      1,329         1,443
Deferred maintenance revenue                          1,537         1,018
Current portion of long-term debt                       139           189
                                                   --------      --------
                                                      3,326         3,165
                                                   --------      --------
Long-term debt, less current portion                     38           254
                                                   --------      --------
Commitments and contingencies (Note 6)

SHAREHOLDERS' EQUITY
Preferred stock, no par value;
         authorized; 1,000 shares
         issued and outstanding; none                    --            --
Common stock,  no par value;
         authorized; 25,000 shares
         issued and outstanding; 11,308 shares
          in 1996 and 12,227 shares in 1997          31,171        32,375
Accumulated deficit                                 (17,423)      (27,308)
Cumulative translation adjustment                       (20)           (9)
                                                   --------      --------
                                                     13,728         5,058
                                                   --------      --------
                                                   $ 17,092      $  8,477
                                                   ========      ========



       The accompanying notes are an integral part of these consolidated financial statements.

                          SILICON VALLEY RESEARCH, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS


Years Ended March 31,                                                  1995          1996          1997
(in thousands, except per share data)                                 -------      --------      --------
REVENUE
License fees and other                                                $ 5,126      $  7,750      $  2,884
Maintenance fees                                                        3,125         3,197         2,620
                                                                      -------      --------      --------
         Total revenue                                                  8,251        10,947         5,504
                                                                      -------      --------      --------

COST OF REVENUE
License fees and other                                                    131           388         1,308
Maintenance fees                                                          383           357           546
                                                                      -------      --------      --------
         Total cost of revenue                                            514           745         1,854
                                                                      -------      --------      --------

GROSS PROFIT                                                            7,737        10,202         3,650
                                                                      -------      --------      --------

OPERATING EXPENSES
Engineering, research and development                                   2,172         3,330         3,609
Selling and marketing                                                   4,338         5,145         5,914
General and administrative                                                807         1,197         4,232
                                                                      -------      --------      --------
         Total operating expenses                                       7,317         9,672        13,755
                                                                      -------      --------      --------

Operating income (loss)                                                   420           530       (10,105)
                                                                      -------      --------      --------

OTHER INCOME (EXPENSE)
Interest income                                                            11           102           276
Interest expense                                                          (89)          (98)          (55)
Other, net                                                                 50            40             1
                                                                      -------      --------      --------
         Total other income (expense)                                     (28)           44           222
                                                                      -------      --------      --------

Income (loss) before provision for income taxes                           392           574        (9,883)

Provision for income taxes                                                181             5             2
                                                                      -------      --------      --------

NET INCOME (LOSS)                                                     $   211      $    569      $ (9,885)
                                                                      =======      ========      ========

Net income (loss) per share                                           $  0.03      $   0.05      $  (0.86)
                                                                      =======      ========      ========

Shares used in per share calculations                                   8,353        10,423        11,479
                                                                      =======      ========      ========


        The accompanying notes are an integral part of these consolidated financial statements.

                          SILICON VALLEY RESEARCH, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                         Cumulative
                                        Common Stock        Accumulated  Translation
(In thousands)                       Shares       Amount      Deficit    Adjustments    Total
--------------                       ------       ------      -------    -----------    -----
BALANCES, MARCH 31, 1994              7,533      $ 18,187   $ (18,203)   $  121      $    105

Common stock issued under
    stock option and stock
    purchase plans                      182           307                                 307
Sale of 3% of Japanese
    subsidiary, net of minority
    interest and issuance costs                       272                                 272
Proceeds from issuance
    of warrants for common stock                       77                                  77
Warrants for common stock
    issued in conjunction with debt
    and severance agreements                           31                                  31
Foreign currency translation
    adjustment                                                              (21)          (21)
Net income                                                        211                     211
                                     ------      --------   ---------    ------      --------
BALANCES, MARCH 31, 1995              7,715        18,874     (17,992)      100           982

Common stock issued under
    stock option and stock
    purchase plans                      259           528                                 528
Proceeds from issuance
    of common stock, net of
    issuance costs                    3,172        11,583                              11,583
Common stock issued on exercise
    of warrants                         162           186                                 186
Foreign currency translation
    adjustment                                                             (120)         (120)
Net income                                                        569                     569
                                     ------      --------   ---------    ------      --------
BALANCES, MARCH 31, 1996             11,308        31,171     (17,423)      (20)       13,728

Common stock issued under
    stock option and stock
    purchase plans                      144           339                                 339
Common stock issued on
    settlement of litigation(Note 6)    628           800                                 800
Common stock issued on
    exercise of warrants                147            65                                  65
Foreign currency translation
    adjustment                                                               11            11
Net loss                                                       (9,885)                 (9,885)
                                     ------      --------   ---------    ------      --------
BALANCES, MARCH 31, 1997             12,227      $ 32,375   $ (27,308)   $   (9)     $  5,058
                                     ======      ========   =========    ======      ========


        The accompanying notes are an integral part of these consolidated financial statements.

                          SILICON VALLEY RESEARCH, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

Years Ended March 31,                                         1995          1996          1997
(in thousands)                                              -------      --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)                                           $   211      $    569      $ (9,885)
Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
         Depreciation and amortization:
              Fixed assets                                      110           394           517
              Software development costs                         66           315           593
              Software licenses                                  83           152           427
         Changes in assets and liabilities, net :
              Accounts receivable                              (513)       (3,145)        3,364
              Prepaid expenses and other current assets          43          (326)         (173)
              Accounts payable                                   (2)          202           201
              Accrued expenses                                  193          (130)          141
              Deferred maintenance revenue                      585           182          (442)
              Other, net                                         20           (38)       (1,474)
                                                            -------      --------      --------
Net cash provided by (used in) operating activities             796        (1,825)       (6,731)
                                                            -------      --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisition of fixed assets                                    (288)         (452)         (653)
Capitalization of software development costs and
     purchase of software licenses                             (544)         (672)       (1,936)
                                                            -------      --------      --------
Net cash used in investing activities                          (832)       (1,124)       (2,589)
                                                            -------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt                         (1,393)       (1,393)         (164)
Proceeds from sale/leaseback                                     --           843            --
Proceeds from sale of minority interest in subsidiary           250            --            --
Proceeds from subordinated debt offering                        775            --            --
Proceeds from issuance of common stock                          307        12,111         1,139
Proceeds from issuance of warrants                               77           186            65
Net proceeds from notes payable                                 777           175            --
                                                            -------      --------      --------
Net cash provided by financing activities                       793        11,922         1,040
                                                            -------      --------      --------

Effect of exchange rate changes on cash                         (32)           17           106
                                                            -------      --------      --------
Net increase (decrease) in cash and cash equivalents            725         8,990        (8,174)
Cash and cash equivalents at beginning of year                  523         1,248        10,238
                                                            -------      --------      --------

Cash and cash equivalents at end of year                    $ 1,248      $ 10,238      $  2,064
                                                            =======      ========      ========


        The accompanying notes are an integral part of these consolidated financial statements.

                          SILICON VALLEY RESEARCH, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (in thousands)

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

The Company designs, develops, and markets a series of advanced computer-aided design software products for use by electronic engineers in the design and engineering of integrated circuits and operates in one industry segment.

     The Company has incurred significant recent losses from operations and additional financing may be required for the Company to meet its business plan for fiscal 1998 and beyond. The Company has recently introduced updated versions of its existing products and has plans to continue developing enhanced software products. There can be no assurance that the Company will not incur additional losses until its recently introduced and existing products generate significant revenues. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Management plans to pursue additional financing. If the Company is unable to obtain such financing, it will be required to reduce discretionary spending in order to maintain its operations at a reduced level. Management believes that it will be able to reduce discretionary spending if required. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


REVENUE RECOGNITION

Revenues comprise license fees for the Company's software products (except in Japan where revenues comprise sales of the Company's software products) and fees for services complementing its products, including annual maintenance and support, training and consulting.

Revenue from licenses is generally recognized when a customer purchase order has been received, a license agreement has been executed, the software has been shipped, remaining obligations are insignificant, and collection of the resulting account receivable is probable. Provisions for insignificant vendor obligations are recorded at the time products are shipped.

Software maintenance revenue, including maintenance revenue bundled with the initial product license revenue, is deferred and recognized ratably over the maintenance period. The maintenance revenue bundled with the initial product license revenue is unbundled based on prices for which maintenance is sold separately to customers. Training and consulting revenues are recognized as these services are performed.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ materially from those estimates.

INVESTMENT IN SUBSIDIARIES AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiaries in Japan and Taiwan after elimination of all significant intercompany accounts and transactions. Minority interest in net assets and income (loss) for the years then ended are not significant.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents in the statement of cash flows and balance sheet include cash on hand and investments with original or remaining maturities at the date of purchase of 90 days or less.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentration of credit risk consists principally of accounts receivable. The composition of the Company's accounts receivable with respect to the semiconductor industry is characterized by generally short collection terms. The Company's accounts receivable are derived from revenues earned from customers located primarily in the United States and Far East. Generally, the Company performs ongoing evaluation of its customers financial condition and does not require collateral, allowances for potential credit losses are maintained and such losses have been within management's expectations. At March 31, 1996 and 1997, four and five customers accounted for 59% and 63%, respectively, of the Company's total receivables. At March 31, 1996 and 1997, two Japanese customers accounted for 24% and 30%, respectively, of the Company's total receivables.


M@HB'Historical',B'$000,000',QR,VL,L$B,H)B,GM;
M@HB'Pro Forma(A)',B'$00,000',QR,VL,L$B,H)B,GM;

ENGINEERING, RESEARCH AND DEVELOPMENT COSTS

Engineering, research and development costs consist principally of research and development expenditures in connection with new products, improvements to existing products, maintenance, and documentation, all of which are charged to expense as incurred.

The Company capitalizes software development costs incurred after establishing technological feasibility of the product (using the working model concept method) until the product is available for general release.

Capitalized software development costs are amortized and included in cost of license fees and other revenues using the greater of the amount computed using the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or on a straight-line basis over the expected economic life of the product, generally estimated to be 30 months.

FIXED ASSETS

Fixed assets are recorded at cost. Equipment acquired under capital lease obligations is recorded at the lower of fair market value or the present value of the future minimum lease payments at the inception of the lease. Depreciation of fixed assets is computed on the straight-line basis over estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term. Capitalized leases are generally amortized over the shorter of the life of the lease or the life of the asset. Software licenses are generally amortized on the straight-line basis over 30 months.

NET INCOME (LOSS) PER SHARE

Net income (loss) per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of stock options (using the treasury stock method). Common equivalent shares from stock options are excluded from the computation if their effect is antidilutive.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company's foreign subsidiaries is the local currency. The assets and liabilities, capital accounts, and revenue and expense accounts of the Company's foreign subsidiaries have been translated using the exchange rates at the balance sheet date, historical exchange rates, and the weighted average exchange rates for the period, respectively.

The net effect of the translation of the accounts of the Company's subsidiaries has been included in shareholders' equity as cumulative translation adjustments. Gains and losses that arise from exchange rate changes on transactions denominated in a currency other than the local currency are included in results of operations as incurred.

FOREIGN EXCHANGE CONTRACTS

Sales orders received by foreign sales subsidiaries are primarily denominated in currencies other than the U.S. dollar. Intercompany payments for Company products are made in U.S. dollars. In order to reduce the risk of loss due to changes in exchange rates between the time the Company's products are purchased by subsidiaries and the time payment is made, the subsidiaries enter into foreign exchange contracts when economically feasible. Gains and losses resulting from these contracts, which to date have been insignificant, are recorded in general and administrative expense as the Company does not have any firm commitments to third parties related to the Company's intercompany foreign currency transactions. Foreign exchange contracts had notional amounts outstanding of $281 and $117 at March 31, 1996 and 1997, respectively. The foreign exchange contracts, which generally have maturities that do not exceed six months, are contracts for delayed delivery of securities at a purchase date and at a specified price. Risks arise equal to the notional amount of the contracts from the possible inability of counter parties to meet the terms of these contracts and from movements in currency values. The other parties to these contracts consist of a limited number of major financial institutions. The Company does not expect any significant losses as a result of default by other parties. The cash requirements under these foreign exchange contracts are not significant.

INCOME TAXES

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws.

STOCK-BASED COMPENSATION

The Company has adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"). "Accounting for Stock-Based Compensation," which establishes a fair value method of accounting for stock based compensation plans, and requires additional disclosures for those companies who elect not to adopt the new method of accounting. The Company has elected to continue to measure compensation costs using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" and to comply with the pro forma disclosure requirements of SFAS 123 (See Note 8). As such, adoption of SFAS 123 has had no impact on the Company's financial statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128, which is effective for the Company's fiscal year ending March 31, 1998, redefines earning per share under generally accepted accounting principles. Under the new standard, primary earnings per share is replaced by basic earnings per share, and fully diluted earnings per share is replaced by diluted earnings per share. The adoption of SFAS 128 is not expected to have a material impact on the Company since earnings per share reported under Accounting Principles Board Opinion No. 15 approximates diluted earnings per share, which will be reported under SFAS 128.

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Standards No. 129 ("SFAS 129"), "Disclosure of Information about Capital Structure". SFAS 129 requires disclosure of certain information related to the Company's capital structure and is not anticipated to have a material impact on the Company's financial position or results of operations.

NOTE 2   FIXED ASSETS

                                                            March 31,
Fixed assets comprise:                                 1996          1997
                                                    ----------    ----------
Computer equipment                                  $    1,805    $    2,281
Office equipment                                           324           607
                                                    ----------    ----------
                                                         2,129         2,888
Less accumulated depreciation and amortization          (1,592)       (2,009)
                                                    ----------    ----------
                                                    $      537    $      879
                                                    ==========    ==========

Fixed assets acquired under capital leases included above are as follows:
Computer equipment                                  $      506    $      489
Less accumulated amortization                             (350)         (283)
                                                    ----------    ----------
                                                    $      156    $      206
                                                    ==========    ==========

NOTE 3   OTHER ASSETS

                                        March 31,
Other assets comprise:              1996         1997
                                   -------      -------
Software development costs         $ 1,133      $ 2,163
Software licenses                    1,211        2,388
                                   -------      -------
                                     2,344        4,551
Less accumulated  amortization      (1,330)      (2,425)
                                   -------      -------
                                     1,014        2,126
Loan to officer                        100           --
Prepaid royalties                       --        1,592
Other                                  267          234
                                   -------      -------
                                   $ 1,381      $ 3,952
                                   =======      =======

Software development costs capitalized during 1995, 1996 and 1997 were $487, $646, and $1,045, respectively. Other consists primarily of deposits on facilities and equipment leases.

NOTE 4   ACCRUED EXPENSES

                                    March 31,
Accrued expenses comprise:       1996       1997
                                ------     ------
Accrued payroll and
         related costs          $  650     $  434
Taxes payable                      324        108
Other                              355        901
                                ------     ------
                                $1,329     $1,443
                                ======     ======

Other consists of accruals related to expenses incurred in the normal course of business, such as professional fees, utilities, and travel and sales expenses.

NOTE 5   LONG-TERM DEBT

                                      March 31,
Long-term debt comprise:           1996       1997
                                  -----      -----
Capitalized lease obligations     $ 177      $ 200
Note payable                         --        243
                                  -----      -----
                                    177        443
Less current portion               (139)      (189)
                                  -----      -----
                                  $  38      $ 254
                                  =====      =====

The Company has a $300 equipment line of credit with its bank. The line bears interest at prime plus two percent, 10.5% at March 31, 1997. The line is available for advances to purchase equipment and software through September 30, 1997. The line of credit is collateralized by substantially all of the assets of the Company. The terms of the credit agreement require minimum amounts of net worth, maximum ratios of indebtedness to net worth and minimum quarterly after tax profits. Amounts outstanding at March 31, 1997 were $243.

The aggregate principal payments of long-term debt and minimum lease payments under capitalized lease obligations for the next five fiscal years ending March 31 are as follows:

               1998                                     $ 214
               1999                                       162
               2000                                        91
               2001                                        24
               2002                                        12
                                                        -----
                                                          503
               Less amounts representing interest         (60)
                                                        -----
                                                        $ 443
                                                        =====

Subsequent to March 31, 1997, the company received a commitment for an additional line of credit from its bank. The revolving line of credit will provide for borrowings up to $2,000 with available borrowings limited to certain percentages of eligible accounts receivable. Interest at prime plus one percent (9.5% at March 31, 1997) will be due monthly with principal due one year from the completion of loan documents.

NOTE 6   COMMITMENTS AND CONTINGENCIES

The Company leases its corporate headquarters in the United States through June 30, 2001, and sales offices in the United States, Taiwan and Japan under operating leases expiring at various dates, including renewal options, through 2001. In addition, the Company leases certain computer and office equipment under operating leases expiring at various dates through 1999. In November, 1995, the Company signed a sale and leaseback agreement relating to computer equipment. The Company received cash of $843 under this transaction and in return the Company is obligated to make lease payments for 42 months. Non-cancelable rental payments over the term of leases exceeding one year are as follows:

                         1998               $  842
                         1999                  635
                         2000                  540
                         2001                  135
                         2002                    4
                                            ------
                                            $2,156
                                            ======

The Company is generally responsible for its pro rata share of taxes, maintenance and insurance on the facilities. Rental expense aggregated $999, $1,041 and $935 in 1995, 1996 and 1997, respectively.

In June 1996, the Company entered into an agreement whereby the Company was granted the exclusive marketing rights to Lucent Technologies' (Lucent) CLOVER line of deep submicron verification products worldwide, with the exception of Japan and Taiwan, where the Company will co-market with Lucent's existing distributors. Pursuant to the four year agreement, the Company has made prepaid royalty payments of $1,750. The agreement also provided for future prepaid royalty payments of $1,250 in fiscal 1998 and $1,000 in fiscal 1999. In July and August 1997, both parties sent notices of termination, alleging breach of the agreement by the other party. The agreement provides that any dispute, controversy or claim arising out of the agreement shall be resolved through good faith consultation for a specified period. That period has passed. The agreement provides that if the dispute is not resolved by consultation, it shall be referred to and finally resolved by arbitration. Request for Arbitration has been made and arbitrators currently are in the process of being appointed. Lucent's request for arbitration includes a "Prayer for Relief" for $750 of royalty prepayments, consequential, special and incidental damages in an unspecified sum and punitive damages in an unspecified sum. The dispute is in its early stages and the ultimate outcome cannot presently be determined. Accordingly, no provision for any liability that may result upon adjudication has been made in the Company's financial statements. The Company believes that the Request for Arbitration is without merit and intends to vigorously dispute the claim.

The Company is subject to various types of litigation during its normal course of business. In January, 1997, Gambit Automated Design, Inc. ("Gambit"), a competitor of the Company, filed a complaint alleging misappropriation of trade secrets, breach of contract, inducing breach of contract, breach of fiduciary duty, unfair competition and unjust enrichment against the Company and a former employee of Gambit who is a current employee of the Company. Gambit seeks injunctive relief, compensation and punitive damages, restitution and attorneys fees and costs. The parties are currently engaged in discovery. The Company believes the lawsuit is without merit and intends to defend itself vigorously.

In February 1997, the Company and Mentor Graphics Corporation ("Mentor") settled a legal action brought by Mentor against the Company in 1994. The Settlement Agreement required the Company to issue 627 shares of Common Stock to Mentor and to exchange certain technology. The Company agreed to register such shares under the Securities Act. In addition, as of August 13, 1997, the Company may be required to issue up to an aggregate of 1,255 additional shares of Common Stock to Mentor should the average market price of the Common Stock trade below a certain minimum price. Mentor has the right to require the Company to register any such additional shares under the Securities Act.

NOTE 7   SAVINGS AND INVESTMENT PLAN

The Company has the Silicon Valley Research, Inc. Savings and Investment Plan and Trust ("the Plan"), qualified under Sections 401(k) and 401(a) of the Internal Revenue Code. The Plan provides for tax-deferred automatic salary deductions and alternative investment options. Employees are eligible to participate after completion of two months of employment. Participants may apply for loans from their accounts.

The Plan permits Company contributions determined annually by the Board of Directors. Contributions authorized, if any, will not exceed amounts allowed by Internal Revenue Code Section 404. Allocation of employer contributions to participants accounts is determined by the Board of Directors at the time of contribution. The Company contributed $10, $22 and $25 to the Plan during fiscal 1995, 1996 and 1997, respectively. Administrative costs paid by the Company were insignificant during fiscal 1995, 1996 and 1997.

NOTE 8   CAPITAL STOCK

PREFERRED STOCK

The Company's Board of Directors has the authority to issue up to 1,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, without any further vote or action by the Company's shareholders.

STOCK SPLIT

On September 6, 1995, the shareholders of the Company approved a one for two reverse stock split of the Company's common stock, which became effective on January 25, 1996. All references to number of shares and to per share information in the consolidated financial statements have been adjusted to reflect the reverse stock split on a retroactive basis.


PRIVATE PLACEMENT

On June 6, 1995, the Company entered into a Stock Purchase Agreement with a limited group of existing and new accredited investors. One of the investors is a 5% shareholder. Under the terms of the Agreement, the Company sold 1,172 newly issued, unregistered shares of the Company's common stock in exchange for $2,860 in cash (cost of issuance amounted to approximately $25). No officers or directors participated in the offering. Anytime after August 31, 1995, holders may request the Company to effect a registration and to date no qualifying requests have been made.

On April 16, 1997, the Company completed a private placement of units comprising 4,517 shares of Common Stock and warrants to purchase an additional 4,517 shares of Common Stock at $1.31 per share, with proceeds to the Company of approximately $4,000. The shares of Common Stock are unregistered. The Company will file a registration statement with the Securities Exchange Commission on or before August 14, 1997 as part of the private placement agreement. One director, one officer/director and two officers participated in the private placement.

PUBLIC OFFERING

On February 13, 1996, the Company closed on a public offering selling 2,000 shares of common stock for $9,400 (cost of issuance amounted to approximately $652). Two shareholders also sold 2,408 shares of common stock in this offering.

STOCK OPTIONS

At March 31, 1997, the Company has reserved 2,453 shares of common stock for issuance under its employee stock option plan and Directors Stock Option Plan. Options are granted under the employee stock option plan by an Option Committee designated by the Board of Directors at an exercise price equal to the fair market value as of the date of the grant and generally vest over three to four years after one year from the date of the grant.

Under the Directors' Stock Option Plan, options are granted automatically on the effective date of the Plan to existing Board of Director members or upon initial election or appointment of a member of the Board of Directors for up to 20 shares of the Company's common stock, and thereafter annually for up to 3 shares of the Company's common stock at an exercise price equal to the fair market value, as determined by the closing trading price on the grant date. The options generally vest in equal monthly installments over three to four years after one year from the date of the grant.

On November 21, 1996, the Compensation Committee of the Board of Directors approved an offer to all employees permitting an election to amend options with exercise prices in excess of $2.50 to change the exercise price to the fair market value of the Company's common stock on that date, which was $2.50, with continuation of the existing vesting schedule. Options for the purchase of a total of 1,182 shares were amended.

On February 11, 1997 the Company's Board of Directors approved a non-qualified option grant to its Audit Committee. The Options totaled 25 shares of the Company's common stock with an exercise price of $1.44. The Options were fully vested and exercisable on the date of grant.

At March 31, 1997, options to purchase 302 shares of common stock were vested, and 792 shares of common stock were available for future grant.

The following table summarizes stock option activity under the Company's Plans:

                                           For the year ended              For the year ended
                                             March 31, 1996                  March 31, 1997
                                             --------------                ------------------
                                                    Weighted-Average               Weighted-Average
                                        Shares       Exercise Price     Shares      Exercise Price
                                        ------       --------------     ------      --------------
Outstanding at beginning of year           970         $   2.13         1,251         $   3.81
Granted                                    879             4.59         1,504             2.86
Exercised                                 (196)            1.78           (76)            2.09
Forfeited                                 (402)            2.66          (993)            3.91
                                       -------                         ------
Outstanding at end of year               1,251             3.81         1,686             1.99
                                       =======                         ======

Options exercisable at year-end            170                            302

Weighted-average fair value of         $  2.65                         $ 1.12
   options granted during the year

The following table summarizes information about stock options outstanding and exercisable at March 31, 1997:

                                        Options Outstanding                            Options Exercisable
                                        -------------------                            -------------------
                                            Weighted-
                          Shares             Average            Weighted-             Shares          Weighted-
Range of                Outstanding         Remaining            Average            Exercisable       Average
Exercise Prices         at 3/31/97       Contractual Life      Exercise Price        at 3/31/97    Exercise Price
$ 0.88 - $ 1.19              86                 6.16              $ 1.00                69            $ 1.00
$ 1.31 - $ 1.31             779                 9.29                1.31                 0              0.00
$ 1.44 - $ 2.38             111                 7.55                1.82                80              1.71
$ 2.50 - $ 2.50             588                 8.25                2.50               108              2.50
$ 3.19 - $ 8.75             122                 7.58                4.68                45              4.37
                          -----               ------              ------               ---            ------
                          1,686                 8.53              $ 1.99               302            $ 2.22
                          =====               ======              ======               ===            ======

The Company has adopted the disclosure-only provision of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation". Accordingly, no compensation expense has been recognized for its stock option plan or its stock purchase plan. Had compensation costs for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans, consistent with the method of SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                 1996             1997
                                                 ----             ----
Net income(loss)             As reported       $    569       $  (9,885)
                             Pro forma         $    (72)      $ (11,195)

Net income(loss) per share   As reported       $   0.05       $   (0.86)
                             Pro forma         $  (0.01)      $   (0.98)

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1997 and 1996, respectively; expected volatility of 86% for all years; weighted-average risk-free interest rates of 6.38% and 5.79%, and weighted-average expected lives of 3.52 years.

WARRANTS

The following warrants to purchase shares of the Company's common stock are outstanding and fully vested at March 31, 1997:

Expiring During
the Fiscal                               Number of Common
Year Ending       Exercise Price      Shares Under Warrants
-----------       --------------      ---------------------
3/31/98                   $3.31                 50
3/31/99           $0.88 - $1.97                135
3/31/00           $1.25 - $1.50                368
                                               ---
                                               553
                                               ===

During the fiscal year ended March 31, 1997, warrants were exercised for 10 shares of the Company's common stock at a price of $0.88 per share for cash of $9, 50 shares of the Company's common stock at a price of $1.13 per share for cash of $56, 75 shares of the Company's common stock at a price of $1.50 per share in a net exercise, cashless transaction, 18 shares of the Company's common stock at a price of $1.13 per share in a net exercise, cashless transaction and 38 shares of the Company's common stock at a price of $0.50 per share in a net exercise, cashless transaction.

EMPLOYEE STOCK PURCHASE PLAN

The 1993 Employee Stock Purchase Plan, under which 650 shares of common stock have been reserved for issuance, allows substantially all employees to subscribe to shares of common stock during participation periods set by the Board of Directors at a purchase price which is the lower of 85% of the fair market value at the beginning or the end of each period. There were 37, 63 and 68 shares of common stock issued under the plan in 1995, 1996 and 1997, respectively, leaving a balance of 425 shares available for issuance at March 31, 1997.

The fair value of the employees' purchase rights was estimated using the Black-Scholes model with the following assumptions for 1996 and 1997, respectively: expected volatility of 86% for all years; weighted-average risk-free interest rates of 5.79% and 6.38%; and weighted-average expected lives of 2 years. The weighted-average fair value of those purchase rights granted in 1996 and 1997 was $1.15 and $1.80, respectively.

NOTE 9   INCOME TAXES

The provision for income taxes consists of the following:

Years ended March 31,                                 1995       1996      1997
                                                      ----       ----      ----
CURRENT:
Federal                                               $ --        $3        $--
State                                                    3         2         --
Foreign  (net of benefit of net operating loss
         carryforward of $225 in 1995)                 178         -         2
                                                      ----        --        --
         Total provision                              $181        $5        $2
                                                      ====        ==        ==

Deferred income taxes result from temporary differences in the recognition of certain expenses for financial and income tax reporting. The net deferred tax assets at March 31 consists of the following:

                                                          1996            1997
                                                          ----            ----
Allowances and accruals not currently deductible        $   246         $  (211)
Net operating losses                                      3,809           7,271
                                                        -------         -------
         Total deferred tax assets                        4,055           7,060
Less: valuation allowance                                (4,055)         (7,060)
                                                        -------         -------
         Net deferred tax asset                         $    --         $    --
                                                        =======         =======


The Company has provided for a valuation allowance when it is more likely than not that some portion or all of the net deferred asset will not be realized. Based upon a number of factors, including the lack of a history of profits, management believes that there is sufficient uncertainty regarding the realization of deferred assets such that a full valuation allowance has been provided.

At March 31, 1997, the Company had available federal and state tax net operating loss carryforwards of $18,000 and $3,800, respectively. The federal and state tax net operating loss carryforwards expire from 2002 to 2011 and 1998 to 2002, respectively. For federal purposes, the Company has federal and state research and development credit carryforwards of $400 and $100, respectively, expiring from 1997 through 2011. These credits may be available to offset future taxes.

A reconciliation between the provision for income taxes computed at the statutory rate and the effective rate reflected in the Consolidated Statement of Operations is as follows:

Years ended March 31,                                 1995          1996            1997
---------------------                                 ----          ----            ----
Provision (benefit) at U.S. statutory rate            $  91         $ 195         $(3,361)
Tax losses not currently benefited                       --            --           3,361
Tax effect resulting from foreign activity              178            --               2
State taxes, net of federal tax benefit                   3             2              --
Utilization of net operating loss carryforward          (91)         (192)             --
                                                      -----         -----         -------
         Tax provision                                $ 181         $   5               2
                                                      =====         =====         =======

NOTE 10  SUPPLEMENTAL CASH FLOW INFORMATION

Years ended March 31,                                     1995        1996        1997
                                                          ----        ----        ----
Cash paid during the period for:
Interest                                                  $ 89        $ 98        $ 27
Income taxes                                              $242        $ 10        $ 10

Noncash investing and financing activities:
Warrants for Common Stock                                 $ 31        $ --        $ --
Computer equipment and software licenses
   purchased by capital lease obligations
    and notes payable                                     $ 34        $259        $429
Exchange of software to acquire computer equipment        $739        $294        $ --

In March, 1995, the Company exchanged software with a customer in return for computer equipment. The recorded cost of the computer equipment of $739 represented approximately the fair market value of that asset. The fair value of the software exchanged for the computer equipment was approximately $789, which resulted in cash receipts of approximately $50 in conjunction with the transfer.

In June, 1995, the Company exchanged software held for sale with a customer in return for source code and recorded purchased software of $294 and license and maintenance fee revenues of $262 and $32, respectively. The recorded cost of the software of $294 represents approximately the fair market value of the asset.

NOTE 11  BUSINESS SEGMENTS

The Company's products are principally distributed and serviced through its own marketing and service organization. Operations are conducted in the United States, Europe, Japan and Taiwan. The following table summarizes the United States, European, Japanese and Taiwanese operations of the Company:

                                                                                                  Adjustments
                                        United                                                        and
                                        States          Europe         Japan         Taiwan       Eliminations    Consolidated
                                        ------          ------         -----         ------       ------------    ------------
YEAR ENDED MARCH 31, 1995

Sales to unaffiliated customers        $  5,030         $  75         $ 3,146         $  --         $    --         $  8,251
Transfer between geographic
  regions                                 1,394            --              --         $  --          (1,394)              --
                                       --------         -----         -------         -----         -------         --------
Total sales                            $  6,424         $  75         $ 3,146         $  --         $(1,394)        $  8,251
                                       ========         =====         =======         =====         =======         ========

Operating income (loss)                $    279         $ (38)        $   179         $  --         $    --         $    420
                                       ========         =====         =======         =====         =======         ========
Identifiable assets                    $  2,875         $  --         $ 2,347         $  --         $    --         $  5,222
                                       ========         =====         =======         =====         =======         ========

YEAR ENDED MARCH 31, 1996

Sales to unaffiliated customers        $  7,116         $ 253         $ 3,578         $  --         $    --         $ 10,947
Transfer between geographic
  regions                                 1,686            --              --            --          (1,686)              --
                                       --------         -----         -------         -----         -------         --------
Total sales                            $  8,802         $ 253         $ 3,578         $  --         $(1,686)        $ 10,947
                                       ========         =====         =======         =====         =======         ========

Operating income (loss)                $     74         $ 248         $   208         $  --         $    --         $    530
                                       ========         =====         =======         =====         =======         ========
Identifiable assets                    $ 15,354         $  --         $ 1,738         $  --         $    --         $ 17,092
                                       ========         =====         =======         =====         =======         ========

YEAR ENDED MARCH 31, 1997

Sales to unaffiliated customers        $  4,406         $  77         $ 1,021         $  --         $    --         $  5,504
Transfer between geographic
 regions                                    410            --              --            --            (410)              --
                                       --------         -----         -------         -----         -------         --------
Total sales                            $  4,816         $  77         $ 1,021         $  --         $  (410)        $  5,504
                                       ========         =====         =======         =====         =======         ========
Operating income (loss)                $ (8,195)        $  77         $(1,135)        $(852)        $    --         $(10,105)
                                       ========         =====         =======         =====         =======         ========
Identifiable assets                    $  7,087         $  --         $ 1,262         $ 128         $    --         $  8,477
                                       ========         =====         =======         =====         =======         ========

Included in total United States revenue are export sales of $1,070, $909 and $292 for 1995, 1996 and 1997, respectively, principally to the Far East. Total consolidated revenue outside of the United States was $4,291, $4,740 and $1,390 in 1995, 1996 and 1997, respectively.

Revenue from three products accounted for 52%, 20% and 23% of the Company's consolidated revenue in fiscal 1997. Revenue from one product accounted for 69% of the Company's consolidated revenue in fiscal 1996. Revenue from a shareholder was $43 in fiscal 1995. A small number of customers account for a significant percentage of the Company's total revenue as follows:

         Customer       1995         1996          1997
         --------       ----         ----          ----
             A           12%          16%           14%
             B            *            *            19%
             C            *           11%           13%
             D           10%           *             *
             E           10%          11%            *

         * less than 10% of consolidated revenue

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
(in thousands)

                                                     Provision      Write-off of
                                       Balance at    doubtful       uncollectible   Balance at
                                       beginning of  Accounts       Accounts        end of
                                       Year          Receivable     Receivable      Year
                                       ----          ----------     ----------      ----
Accounts receivable - allowances for
         doubtful accounts

Year ended March 31, 1995              $ 50          $    --        $    --         $  50

Year ended March 31, 1996              $ 50          $   200        $   225         $  25

Year ended March 31, 1997              $ 25          $ 1,235        $ 1,110         $ 150